UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2020

UPJOHN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56114	83-4364296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

235 East 42nd Street New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 733-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2020, Upjohn Inc. (“Upjohn” or “Newco”) entered into the Revolving Credit Agreement and the Term Loan Credit Agreement (in each case as defined and described below) in connection with the previously announced combination (the “Combination”) of Pfizer Inc.’s (“Pfizer’s”) global, primarily off-patent branded and generic established medicines business (the “Upjohn Business”) and Mylan N.V. (“Mylan”) in a Reverse Morris Trust transaction pursuant to the Business Combination Agreement, dated as of July 29, 2019, among Pfizer, Mylan, Upjohn and certain of their affiliates, as amended on May 29, 2020, and the Separation and Distribution Agreement (as defined below).

Revolving Credit Agreement

On June 16, 2020, Upjohn entered into a revolving credit agreement (the “Revolving Credit Agreement”), by and among Upjohn, certain lenders and issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Revolving Administrative Agent”). The Revolving Credit Agreement contains a revolving credit facility (the “Revolving Credit Facility”) under which Upjohn may obtain extensions of credit in an aggregate principal amount not to exceed $4,000,000,000, in U.S. dollars or alternative currencies including Euro, Sterling, Yen and any other currency that is approved by the Revolving Administrative Agent and each lender under the Revolving Credit Facility. The total commitments under the senior unsecured 364-day bridge loan facility pursuant to that certain commitment letter dated as of July 29, 2019 (as amended, supplemented or otherwise modified from time to time, the “Bridge Commitment Letter”), by and among Upjohn, Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC and the other parties party thereto, were reduced concurrently with the effectiveness of the Revolving Credit Agreement by an amount equal to $1,500,000,000.

Up to $1.5 billion under the Revolving Credit Facility will be available to Upjohn in a single draw on the Revolver Closing Date for the sole purpose of funding a portion of the cash payment of $12.0 billion by Upjohn to Pfizer as partial consideration for Pfizer’s contribution of the Upjohn Business to Upjohn (the “Cash Payment”), as required by the Separation and Distribution Agreement, dated as of July 29, 2019, between Pfizer and Upjohn, as amended on February 18, 2020 and on May 29, 2020, and as further amended, restated or modified from time to time (the “Separation and Distribution Agreement”), upon (a) its delivery of a certificate certifying that (i) the conditions to the consummation of the Combination have been satisfied or waived or are expected to be satisfied or waived on the date of funding of such facility or within one business day thereafter and (ii) the distribution by Pfizer to its stockholders of its shares of Upjohn’s common stock, by way of either, at Pfizer’s option, a spin-off or a split-off, pursuant to the Separation and Distribution Agreement (the “Distribution”) is expected to be, the Combination is expected to be, and the contribution of the Upjohn Business to Upjohn (the “Contribution”) has been or is expected to be consummated on the Revolver Closing Date (as defined below) or within one business day thereafter (an “RMT Condition Certificate”) and (b) the satisfaction of certain customary conditions (the date such conditions are satisfied or waived being referred to as the “Revolver Closing Date”). Other extensions of credit are available from and after the consummation of the Combination, subject to the satisfaction of certain customary conditions.

The Revolving Credit Agreement includes a $300,000,000 subfacility for the issuance of letters of credit and a $175,000,000 sublimit for swingline borrowings. The swingline borrowings will be made available in U.S. dollars only. Upjohn may seek additional commitments under the Revolving Credit Facility from lenders or other financial institutions designated by Upjohn up to an aggregate amount such that Upjohn would be in compliance with the financial covenant described below, after giving effect to such increase in the commitments and the application of proceeds therefrom. In determining pro forma compliance with the financial covenant described below, any indebtedness that is proposed to be incurred will be added to Upjohn’s consolidated total indebtedness, and if such indebtedness is incurred in connection with an acquisition, the consolidated EBITDA of the acquired business for the trailing four quarters will be added to (or, if negative, subtracted from) Upjohn’s consolidated EBITDA for the same period.

In addition to funding a portion of the Cash Payment, proceeds from the Revolving Credit Facility will be used for general lawful corporate purposes of Upjohn and its subsidiaries, including, without limitation, to repay outstanding obligations under Mylan Inc.’s existing $2,000,000,000 revolving credit facility, dated as of July 27, 2018 (as amended, restated or modified from time to time, the “Mylan Revolving Credit Facility”), among Mylan Inc., as borrower, Mylan, as a guarantor, certain lenders and issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent.

Within one business day after the consummation of the Combination, the Revolving Credit Facility will be guaranteed by each affiliate or subsidiary of Upjohn, including Mylan Inc., that is an issuer or guarantor of the senior unsecured notes issued by Mylan or Mylan Inc., and each other subsidiary of Upjohn that guarantees (or is otherwise a co-obligor of) third party indebtedness in excess of $500,000,000 other than (i) any wholly owned subsidiary of Upjohn which engages in no activities other than in connection with the financing of receivables of the receivables sellers and which is designated as a receivables entity by Upjohn (“Receivables Entity”) and (ii) Upjohn Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands (“Finco”) so long as it (a) does not hold (directly and together with its subsidiaries) more than de minimis assets (other than (x) any intercompany notes or receivables that relate to the repayment of principal and interest of any indebtedness of Finco issued after June 16, 2020 and on or prior to the Revolver Closing Date, the proceeds of which are used to fund, in full or in part, the Cash Payment and related transaction fees and expenses, or (y) any proceeds from any indebtedness of Finco (so long as such proceeds are intended to be distributed to Upjohn) or intercompany notes or receivables that relate to the distribution of such proceeds), (b) does not generate more than de minimis consolidated EBITDA and (c) does not at any time guarantee any third-party indebtedness of Upjohn. As of June 16, 2020, no subsidiary of Upjohn (including Finco) is required to provide a guarantee of the Revolving Credit Facility, but will automatically do so upon the occurrence of the above. The Revolving Credit Facility is unsecured.

The Revolving Credit Facility will initially bear interest at the LIBO Rate (determined in accordance with the Revolving Credit Agreement) plus 1.70% per annum, if Upjohn chooses to make LIBO Rate borrowings, or at a base rate (determined in accordance with the Revolving Credit Agreement) plus 0.70% per annum. The Revolving Credit Facility has a facility fee, which currently accrues at 0.30% on the daily amount of the aggregate revolving commitments of the lenders. The applicable margins over the LIBO Rate and the base rate for the revolver can fluctuate based on the long-term unsecured senior, non-credit enhanced debt rating of Upjohn by S&P Global Ratings, Moody’s Investors Service, Inc. and Fitch Ratings, Inc.

The Revolving Credit Agreement contains customary affirmative covenants for facilities of this type, including among others, covenants pertaining to the delivery of financial statements, notices of default and certain material events, maintenance of corporate existence and rights, property, and insurance and compliance with laws, as well as customary negative covenants for facilities of this type, including limitations on the incurrence of subsidiary indebtedness, liens, mergers and certain other fundamental changes, investments and loans, acquisitions, transactions with affiliates, payments of dividends and other restricted payments and changes in Upjohn’s lines of business. The Revolving Credit Agreement contains a financial covenant requiring maintenance of a leverage ratio no greater than 4.25 to 1.00 as of the last day of each of the first four full fiscal quarters ending after the Revolver Closing Date and 3.75 to 1.00 as of the last day of any fiscal quarter thereafter. Affirmative and negative covenants in the Revolving Credit Agreement are applicable only from and after the consummation of the Combination. The Upjohn Revolving Credit Facility is scheduled to expire on the date that is three years from the Revolver Closing Date.

The Revolving Credit Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, the occurrence of a “change in control”, bankruptcy and related events, material judgments, certain events related to pension plans and the invalidity or revocation of any loan document or any guarantee agreement of Upjohn or any subsidiary that becomes a guarantor as described above. If an event of default occurs under the Revolving Credit Agreement, the lenders may, among other things, terminate their commitments and declare immediately payable all borrowings. The default provisions in the Revolving Credit Agreement are applicable only from and after the Revolver Closing Date.

Amounts drawn on the Revolving Credit Facility become due and payable on the date that is three years from the Revolver Closing Date. Amounts drawn on the Revolving Credit Facility may be voluntarily prepaid without penalty or premium, other than customary breakage costs related to prepayments of LIBO Rate borrowings.

The foregoing summary of the Revolving Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Revolving Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Term Loan Credit Agreement

On June 16, 2020, Upjohn entered into a delayed draw term loan credit agreement (the “Term Loan Credit Agreement”), by and among Upjohn, Mizuho Bank, Ltd. and MUFG Bank, Ltd., as administrative agent. The Term Loan Credit Agreement provides for an 18-month $600,000,000 principal amount delayed draw senior unsecured term loan facility (the “Term Loan Credit Facility”). The total commitments under the Bridge Commitment Letter were reduced concurrently with the effectiveness of the Term Loan Credit Agreement by an amount equal to $600 million.

The Term Loan Credit Facility will be available to Upjohn upon its delivery of an RMT Condition Certificate and upon satisfaction of certain customary conditions (the date such conditions are satisfied or waived being referred to as the “Term Closing Date”). Upjohn intends to borrow the full $600 million aggregate principal amount available under the Term Loan Credit Facility in order to fund a portion of the Cash Payment to Pfizer and related transaction fees and expenses, as required by the Separation and Distribution Agreement.

Within one business day after the consummation of the Combination, the Term Loan Credit Facility will be guaranteed by each affiliate or subsidiary of Upjohn, including Mylan Inc., that is an issuer or guarantor of the senior unsecured notes issued by Mylan or Mylan Inc., and each other Subsidiary of Upjohn (other than Finco or a Receivables Entity) that guarantees (or is otherwise a co-obligor of) third party indebtedness in excess of $500,000,000 other than (i) any Receivables Entity and (ii) Finco so long as it (a) does not hold (directly, and together with its subsidiaries) more than de minimis assets (other than (x) any intercompany notes or receivables that relate to the repayment of principal and interest of any indebtedness of Finco issued after June 16, 2020 and on or prior to the Term Closing Date, the proceeds of which are used to fund, in full or in part, the Cash Payment and related transaction fees and expenses, or (y) any proceeds from any indebtedness of Finco (so long as such proceeds are intended to be distributed to Upjohn) or intercompany notes or receivables that relate to the distribution of such proceeds), (b) does not generate more than de minimis consolidated EBITDA and (c) does not at any time guarantee any third-party indebtedness of Upjohn, As of June 16, 2020, no subsidiary of Upjohn is required to provide a guarantee of the Term Loan Credit Facility, but will automatically do so upon the occurrence of the above. The Term Loan Credit Facility is unsecured.

The Term Loan Credit Facility will bear interest at the LIBO Rate (determined in accordance with the Term Loan Credit Agreement) plus 1.625% per annum (or 1.875% per annum beginning on the date that is nine months after the Term Closing Date), if Upjohn chooses to make a LIBO Rate borrowing, or at a base rate (determined in accordance with the Term Loan Credit Agreement) plus 0.625% per annum (or 0.875% per annum beginning on the date that is nine months after the Term Closing Date).

The Term Loan Credit Agreement contains customary affirmative covenants for facilities of this type, including among others, covenants pertaining to the delivery of financial statements, notices of default and certain material events, maintenance of corporate existence and rights, property, and insurance and compliance with laws, as well as customary negative covenants for facilities of this type, including limitations on the incurrence of subsidiary indebtedness, liens, mergers and certain other fundamental changes, investments and loans, acquisitions, transactions with affiliates, payments of dividends and other restricted payments and changes in Upjohn’s lines of business. The Term Loan Credit Agreement contains a financial covenant requiring maintenance of a leverage ratio no greater than 4.25 to 1.00 as of the last day of each of the first four fiscal quarters ending after the Term Closing Date and 3.75 to 1.00 as of the last day of any fiscal quarter thereafter. Affirmative and negative covenants in the Term Loan Credit Agreement are applicable only from and after the consummation of the Combination. The Term Loan Credit Facility is scheduled to expire on the date that is eighteen months from the Term Closing Date.

The Term Loan Credit Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, the occurrence of a “change in control”, bankruptcy and related events, material judgments, certain events related to pension plans and the invalidity or revocation of any loan document or any guarantee agreement of Upjohn or any subsidiary that becomes a guarantor as described above. If an event of default occurs under the Term Loan Credit Agreement, the lenders may, among other things, declare immediately payable all borrowings. The default provisions in the Term Loan Credit Agreement are applicable only from and after the Term Closing Date. Amounts drawn on the Term Loan Credit Facility become due and payable on the date that is eighteen months from the Term Closing Date.

The foregoing summary of the Term Loan Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Credit Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Revolving Credit Agreement and Term Loan Credit Agreement is hereby incorporated by reference into this Item 2.03 of this Current Report on Form 8-K insofar as it relates to the creation of a direct financial obligation of Upjohn.

Forward-Looking Statements

This communication contains “forward-looking statements”. Such forward-looking statements may include, without limitation, statements about the financing transactions (including statements regarding the terms thereof, the closing date thereof or the use of proceeds therefrom), the proposed combination of Newco and Mylan, which will immediately follow the proposed separation of the Upjohn Business from Pfizer (the “proposed combination”), the expected timetable for completing the proposed combination, the benefits and synergies of the proposed combination, future opportunities for the combined company and products and any other statements regarding Pfizer’s, Mylan’s, the Upjohn Business’s or the combined company’s future operations, financial or operating results, capital allocation, dividend policy, debt ratio, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: ongoing challenges and uncertainties posed by the COVID-19 pandemic for businesses and governments around the world; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed combination; changes in relevant tax and other laws; the parties’ ability to consummate the proposed combination; the conditions to the completion of the proposed combination, including receipt of approval of Mylan’s shareholders, not being satisfied or waived on the anticipated timeframe or at all; the regulatory approvals required for the proposed combination not being obtained on the terms expected or on the anticipated schedule or at all; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards, or on an adjusted basis; the integration of Mylan and the Upjohn Business being more difficult, time consuming or costly than expected; Mylan’s, the Upjohn Business’s and the combined company’s failure to achieve expected or targeted future financial and operating performance and results; the possibility that the combined company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the proposed combination within the expected time frames or at all or to successfully integrate Mylan and the Upjohn Business; customer loss and business disruption being greater than expected following the proposed combination; the retention of key employees being more difficult following the proposed combination; Mylan’s, the Upjohn Business’s or the combined company’s liquidity, capital resources and ability to obtain financing; any regulatory, legal or other impediments to Mylan’s, the Upjohn Business’s or the combined company’s ability to bring new products to market, including but not limited to where Mylan, the Upjohn Business or the combined company uses its business judgment and decides to manufacture, market and/or sell products directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); success of clinical trials and Mylan’s, the Upjohn Business’s or the combined company’s ability to execute on new product opportunities; any changes in or difficulties with Mylan’s, the Upjohn Business’s or the combined company’s manufacturing facilities, including with respect to remediation and restructuring activities, supply chain or inventory or the ability to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings, including government investigations, and the impact of any such proceedings on Mylan’s, the Upjohn Business’s or the combined company’s consolidated financial condition, results of operations and/or cash flows; Mylan’s, the Upjohn Business’s and the combined company’s ability to protect their respective intellectual property and preserve their respective intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; actions and decisions of healthcare and pharmaceutical regulators; the impacts of competition; changes in the economic and financial conditions of the Upjohn Business or the business of Mylan or the combined company; the impact of outbreaks, epidemics or pandemics, such as the COVID-19 pandemic; uncertainties regarding future demand, pricing and reimbursement for Mylan’s, the Upjohn Business’s or the combined company’s products; and uncertainties and matters beyond the control of management and other factors described under “Risk Factors” in each of Pfizer’s, Mylan’s and Newco’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). These risks, as well as other risks associated with Mylan, the Upjohn Business, the combined company and the proposed combination are also more fully discussed in the Registration Statement on Form S-4, as amended, which includes a proxy statement/prospectus (as amended, the “Form S-4”), which was filed by Newco with the SEC on October 25, 2019 and declared effective by the SEC on February 13, 2020, the Registration Statement on Form 10, as amended, which includes an information statement (the “Form 10”), which was filed by

Upjohn with the SEC on June 12, 2020 and has not yet been declared effective, a definitive proxy statement, which was filed by Mylan with the SEC on February 13, 2020 (the “Proxy Statement”), and a prospectus, which was filed by Newco with the SEC on February 13, 2020 (the “Prospectus”). You can access Pfizer’s, Mylan’s and Newco’s filings with the SEC through the SEC website at www.sec.gov. Except as required by applicable law, Pfizer, Mylan and Newco undertake no obligation to update any statements herein for revisions or changes after this communication is made.

Additional Information and Where to Find It

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the proposed combination except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed combination, Newco and Mylan have filed certain materials with the SEC, including, among other materials, the Form S-4, Form 10 and Prospectus filed by Newco and the Proxy Statement filed by Mylan. The Form S-4 was declared effective on February 13, 2020 and the Proxy Statement and the Prospectus were first mailed to shareholders of Mylan on or about February 14, 2020 to seek approval of the proposed combination. The Form 10 has not yet become effective. After the Form 10 is effective, a definitive information statement will be made available to Pfizer stockholders relating to the proposed combination. Newco and Mylan intend to file additional relevant materials with the SEC in connection with the proposed combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MYLAN, NEWCO, AND THE PROPOSED COMBINATION. The documents relating to the proposed combination (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Mylan, upon written request to Mylan or by contacting Mylan at (724) 514-1813 or investor.relations@mylan.com or from Pfizer on Pfizer’s internet website at https://investors.Pfizer.com/financials/sec-filings/default.aspx or by contacting Pfizer’s Investor Relations Department at (212) 733-2323, as applicable.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any investor or security holder. However, Pfizer, Mylan, Newco and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed combination under the rules of the SEC. Information about the directors and executive officers of Newco following the completion of the proposed combination may be found in the Form 10, the Form S-4, the Proxy Statement and the Prospectus, and Pfizer’s Current Report on Form 8-K filed with the SEC on February 28, 2020. Information about the directors and executive officers of Pfizer may be found in its Annual Report on Form 10-K filed with the SEC on February 27, 2020 and its definitive proxy statement relating to its 2020 Annual Meeting filed with the SEC on March 13, 2020, as supplemented by its supplement to the proxy statement filed with the SEC on April 7, 2020. Information about the directors and executive officers of Mylan may be found in its Annual Report on Form 10-K filed with the SEC on February 28, 2020, as amended on April 29, 2020, and its definitive proxy statement relating to its 2020 Annual General Meeting filed with the SEC on June 8, 2020. Additional information regarding the interests of these participants can also be found in the Form S-4, the Proxy Statement and the Prospectus. These documents can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

Revolving Credit Agreement, dated as of June 16, 2020, among Upjohn, the guarantors from time to time party thereto, the lenders and issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent.*

10.2

Delayed Draw Term Loan Credit Agreement, dated as of June 16, 2020, among Upjohn, the guarantors from time to time party thereto, the lenders from time to time party thereto and MUFG Bank, Ltd., as administrative agent.*

104	Cover Page Interactive Data File—The cover page XBRL tags are embedded within the Inline XBRL Document.

*	Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Upjohn agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPJOHN INC.

Date: June 16, 2020	By:	/s/ Michael Goettler
Michael Goettler President